Exhibit 1.1

NATIONAL HEALTH INVESTORS, INC.

(a Maryland corporation)

$500,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: March 16, 2023

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Subsidiaries
Exhibit E	–	Form of Opinion of Company Counsel
Exhibit F	–	Form of Officer’s Certificate
Exhibit G	–	Form of ATM Forward Confirmation

-i-

National Health Investors, Inc.

$500,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

March 16, 2023

BMO Capital Markets Corp. 151 W42nd Street New York, New York 10036	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

BofA Securities, Inc. One Bryant Park New York, New York 10036	Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202

Capital One Securities, Inc. 299 Park Avenue, 29th Floor New York, New York 10171	Stifel, Nicolaus & Company, Incorporated 501 North Broadway, 10th Floor Saint Louis, Missouri 63102

Huntington Securities, Inc. 41 South High Street Columbus, Ohio 43287	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

As Agents

Bank of Montreal 250 Yonge Street, 10th Floor Toronto, Ontario M5B2L7	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

Bank of America, N.A. c/o BofA Securities, Inc. One Bryant Park New York, New York 10036	Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202

JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179	Wells Fargo Bank, National Association c/o Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

As Forward Purchasers

Ladies and Gentlemen:

National Health Investors, Inc., a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with each of BMO Capital Markets Corp., BofA Securities, Inc., Capital One Securities, Inc., Huntington Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC, as sales agents, principals and/or (except in the case of Capital One Securities, Inc., Huntington Securities, Inc. and Stifel, Nicolaus & Company, Incorporated) forward sellers (the “Agents”), and each of Bank of Montreal, Bank of America, N.A., JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Regions Securities LLC and Wells Fargo Bank, National Association (the “Forward Purchasers”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Securities (as defined below) are offered or sold through any Agent, as forward seller for the applicable Forward Purchaser, then such Agent, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Forward Hedge Securities and not as sales agent for the Company, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company, or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, except that Capital One Securities, Inc., Huntington Securities, Inc. and Stifel, Nicolaus & Company, Incorporated are not acting as forward sellers. Only an Agent that is, or is affiliated with, a Forward Purchaser may act as forward seller for such Forward Purchaser.

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may (a) issue and sell to or through the Agents, severally and not jointly, acting as principal and/or as sales agent for the Company, shares (the “Primary Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (b) instruct the applicable Agents, severally and not jointly, to offer and sell borrowed shares of Common Stock (the “Forward Hedge Securities,” and together with the Primary Securities, the “Securities”) as forward sellers for the applicable Forward Purchasers, all on the terms and subject to the conditions set forth in this Agreement; provided that the aggregate gross sales price of Securities sold pursuant to clauses (a) and (b) above shall not exceed $500,000,000 (the “Maximum Amount”).

Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the Maximum Amount and any other limitations set forth in this Agreement regarding the aggregate sale price of the Securities offered and sold under this Agreement shall be the sole responsibility of the Company, and none of the Agents and the Forward Purchasers shall have any obligation in connection with such compliance. The offering and sale of the Securities through the Agent(s) will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective upon filing under Rule 462(e) (“Rule 462(e)”) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.

The Company has prepared and filed, in accordance with the provisions of the Securities Act, with the Commission an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), on Form S-3 (File No. 333-270557), covering the public offering and sale of certain securities, including the Securities that may be issued from time to time by the Company pursuant to this Agreement, which automatic shelf registration statement became automatically effective upon filing under Rule 462(e). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form

S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with this Agreement, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) under the Securities Act (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with this Agreement, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents, or such Agent(s), as the case may be, for use in connection with the offering and sale of Securities, are collectively referred to herein as the “Prospectus”. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Securities, the time immediately prior to the first contract of sale for such Securities, or such other time as agreed by the Company and the applicable Agent(s).

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus (as defined below), if any, issued prior to the Applicable Time, the Prospectus (or any amendment or supplement thereto) and, with respect to any specific offering and sale of Securities, the number of Securities and the offering price per share of Common Stock, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents and the Forward Purchasers or, in the case of a specific offer and sale of Securities, the applicable Agent(s) hereof, that is furnished to the Agents and the Forward Purchasers or such Agent(s), as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents and the Forward Purchasers or such Agent(s), as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Rule 164,” “Rule 405” and “Rule 415” refer to such rules under the Securities Act.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Securities by the Agents outside of the United States.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Securities; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Securities.

SECTION 2. Placements. Each time that the Company wishes that Securities be offered and sold to or through an Agent, the Company will deliver to the applicable Agent and, if applicable, the related Forward Purchaser an email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be offered and sold, which shall at a minimum include the number of Securities to be sold, the manner of sale, the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made and substantially in the form attached as Exhibit A hereto (a “Placement Notice”). The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B hereto (with a copy to each of the other individuals from the Company listed on such exhibit), and shall be addressed to each of the individuals from the applicable Agent and, if applicable, the related Forward Purchaser set forth on Exhibit B hereto, as such exhibit may be amended from time to time. If an Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, such Agent will, prior to 4:30 p.m. New York City time on the Business Day following the Business Day on which such Placement Notice is delivered to such Agent and, if applicable, the related Forward Purchaser, deliver to the Company an email notice (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company set forth on Exhibit B hereto, setting forth the terms that such Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or such Agent until the Company delivers to such Agent and, if applicable, the related Forward Purchaser an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), addressed to all of the individuals from the Company and to such Agent and, if applicable, the related Forward Purchaser set forth on Exhibit B hereto. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of such Agent’s acceptance of the terms of the Placement Notice or upon receipt by such Agent and, if applicable, the related Forward Purchaser of the Acceptance, as the case may be, unless and until (i) the entire amount of the Securities has been sold, (ii) the Company terminates such Placement Notice by written notice addressed to each of the individuals from such Agent and, if applicable, the related Forward Purchaser set forth on Exhibit B hereto, (iii) the Company issues a subsequent Placement Notice with parameters superseding those of the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) any such party shall have suspended the sale of such Securities in accordance with Section 4. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Securities to or through the Agents. (a) The Securities are to be offered and sold in a commercially reasonable manner on a daily basis or otherwise as shall be mutually agreed to by the Company, the applicable Agent and, if applicable, the related Forward Purchaser on any day on which (1) shares of Common Stock are purchased and sold on the New York Stock Exchange (the “NYSE,” and each such day, a “Trading Day”); (2) the Company has instructed the applicable Agent by telephone (confirmed promptly by facsimile transmission or email) to make such sales; (3) the Company has satisfied its obligations under this Agreement and (4), in the case of Forward Hedge Securities, the Company has entered into a forward stock purchase agreement with the related Forward Purchaser (each, a “Confirmation”), in substantially the form of Exhibit G hereto, with such changes therein as the parties thereto may agree and consistent with such Placement Notice. Any shares of Common Stock to be issued, sold and/or delivered by the Company to any Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Confirmation are hereinafter sometimes called “Confirmation Shares.”

(b) Subject to the provisions herein, the applicable Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities up to the amount specified, and otherwise in accordance with, the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable).

(c) Such Agent will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Securities hereunder as sales agent for the Company setting forth the number of Securities sold on such day, the compensation payable by the Company to such Agent with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by such Agent (as set forth herein) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), such Agent may sell Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the applicable Agent may also sell Securities by any other method permitted by law, including but not limited to in privately negotiated transactions, including block trades.

SECTION 4. Suspension of Sales.

The Company, the applicable Agent or the related Forward Purchaser may, upon notice to the applicable parties in writing (including by email correspondence to each of the individuals of the other parties set forth on Exhibit B hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B hereto), suspend any sale of Securities; provided, however, that such suspension shall not affect or impair a party’s obligations with respect to (i) any Confirmation executed and delivered by the Company and the relevant Forward Purchaser prior to the receipt of such notice and (ii) any Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Agents and the Forward Purchasers as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(p) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with the Agents and the Forward Purchasers, as follows:

(1) Registration Statement and Prospectus. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to an Agent pursuant to Rule 430B(f)(2), complied and will comply in all material respects with the requirements of the Securities Act. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the Securities Act and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(2) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use therein. For purposes of this Agreement, the only information so furnished shall be (i) the applicable Agent’s name and (ii) the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement (the “Agent Information”).

(3) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act (“Rule 163”) and otherwise complied in all material respects with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(4) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, (D) at the date of this Agreement, any Confirmation and any Placement Notice, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(5) Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, (C) at the date of this Agreement, any Confirmation and any Placement Notice and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(6) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

(7) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting schedules, if any, included or incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements included therein. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, or related tenants, as the case may be, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in all material respects in accordance with the applicable financial statement requirements of the Securities Act and the Exchange Act. The pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act or the Exchange Act. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(8) No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting the properties of the Company and its subsidiaries (the “Properties”) considered as a whole or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has been no liability or obligation, direct or contingent (including off-balance sheet obligations), which is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business, and (D) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(9) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(10) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. As of the date hereof, the only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit D hereto and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(11) Capitalization. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) no shares of capital stock of the Company are reserved for any purpose; (ii) there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company; and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(12) No Equity Awards. Except for grants disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not granted to any person or entity a stock option or other equity-based award of or to purchase Common Stock pursuant to an equity-based compensation plan or otherwise.

(13) Authorization and Description of this Agreement. This Agreement (including the form of Confirmation attached hereto as Exhibit G) has been duly authorized, executed and delivered by the Company and conforms in all material respects to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(14) Authorization and Description of the Primary Securities. The Primary Securities have been duly authorized for the offering and sale pursuant to this Agreement. When issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, the Primary Securities will be validly issued, fully paid and non-assessable; and the issuance of the Primary Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General

Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Primary Securities will be subject to personal liability by reason of being such a holder. The certificates to be used to evidence the Primary Securities will, at any Settlement Date, be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and by-laws of the Company and the requirements of the NYSE.

(15) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

(16) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the Properties or any other properties, assets or operations of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of the Properties or any of their respective other properties, assets or operations (each, a “Governmental Entity”), except, in the case of clause (C), for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, each Confirmation and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the offering, sale and delivery of the Securities and any Confirmation Securities (as defined below) and the use of the proceeds from the offering, sale and delivery of the Securities or any Confirmation Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any other properties, assets or operations of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.

(17) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the Company’s and its subsidiaries’ respective properties (including, without limitation, the Properties), assets or operations taken as a whole or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(18) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(19) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, tenants, operators or borrowers, which, in either case, would result in a Material Adverse Effect.

(20) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of this Agreement or any Confirmation, the issuance, offering or sale of the Securities or any Confirmation Securities or the consummation of the transactions contemplated by this Agreement or any Confirmation, except such as have been already obtained or as may be required under the Securities Act, the Exchange Act, the rules of the NYSE, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(21) Possession of Licenses and Permits. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary under applicable law to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of such Governmental Licenses of the Company and its subsidiaries are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(22) Title to Property. (A) The Company, each of its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, has good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (1) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (2) do not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company, any of its subsidiaries or any Related Entity; (B) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, any of its subsidiaries or any Related Entity owns any material real property other than the Properties; (C) each of the ground leases, subleases and sub-subleases relating to a Property, if any, material to the business of the Company and its subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Company, any of its subsidiaries or any Related Entity, and (1) no material default or event of default has occurred under any ground lease, sublease or sub-sublease with respect to such Property and none of the Company, any of its subsidiaries or any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease, sublease or sub-sublease and (2) none of the Company, any of its subsidiaries or any Related Entity has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, any of its subsidiaries or any Related Entity under any of the ground leases, subleases or sub-subleases mentioned above, or affecting or questioning the rights of the Company, any of its subsidiaries or any Related Entity to the continued possession of the leased, subleased or sub-subleased premises under any such ground lease, sublease or sub-sublease; (D) all liens, charges, encumbrances, claims or restrictions on any of the properties (including the Properties), assets or operations of the Company, any of its subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein; (E) no tenant under any of the leases at the Properties has a right of first refusal or an option to purchase the premises demised under such lease, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (G) the mortgages and deeds of trust that encumber certain of the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than certain other Properties; and (H) none of the Company, any of its subsidiaries or any Related Entity or, to the knowledge of the Company, any lessee of any of the Properties is currently in default under any of the leases governing the Properties and none of the Company, any of its subsidiaries or any Related Entity knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

(23) Joint Venture Agreements. Each of the partnership agreements, limited liability company agreements or other joint venture agreements to which the Company or any of its subsidiaries is a party, and which relates to one or more of the Properties, has been duly authorized, executed and delivered by the Company or its subsidiaries, as applicable, and constitutes the legal, valid and binding agreement thereof, enforceable in accordance with its terms, except, in each case, to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(24) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(25) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, any of its subsidiaries, any of the Properties, or to the knowledge of the Company, any Related Entity, is in material violation of any Environmental Laws (as defined below), (B) the Company, its subsidiaries and the Properties, and, to the knowledge of the Company, the Related Entities, have all material permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance in all material respects with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Company, any of its subsidiaries or, to the Company’s knowledge, any Related Entity or otherwise with regard to the Properties, (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Properties, the Company, any of its subsidiaries or any Related Entity, relating to Hazardous Materials or any Environmental Laws, and (E) none of the Properties is included or, to the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental body or agency having or claiming jurisdiction over such Properties pursuant to any other Environmental Laws. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(26) NYSE. The Securities and any Confirmation Securities have been approved for listing on the NYSE, subject only to official notice of issuance.

(27) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no significant deficiency or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has adversely affected, or is reasonably likely to adversely affect, the Company’s internal control over financial reporting. The auditors of the Company and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Company and its subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and its subsidiaries. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(28) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), Section 402 related to loans and Sections 302 and 906 related to certifications.

(29) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2021 have been filed and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.

(30) ERISA. The Company is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability. The Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”. Each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect.

(31) Business Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied, except where any such denial would not result in a Material Adverse Effect.

(32) Title Insurance. The Company and its subsidiaries and each Related Entity carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property, except where the absence of such insurance would not singly or in the aggregate result in a Material Adverse Effect.

(33) Investment Company Act. The Company is not required, and upon the issuance, sale and/or delivery of the Securities and any Confirmation Securities and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(34) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any such affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(35) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

(36) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(37) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, affiliate of the Company or any of its subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities or any Confirmation Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions.

(38) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any Agent, any Forward Purchaser or any bank, lending or other affiliate of an Agent or Forward Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities or any Confirmation Shares to repay any outstanding debt owed to an Agent, a Forward Purchaser or any affiliate thereof.

(39) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(40) Real Estate Investment Trust. Commencing with its taxable year ended December 31, 1991, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code. The proposed method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2023 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(41) Distributions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (B) no subsidiary of the Company is prohibited, directly or indirectly, from making any distributions to the Company or any other subsidiary of the Company, from making any other distribution on any of its equity interests or from repaying any loans or advances made by the Company or any other subsidiary of the Company.

(42) Certain Relationships. No relationship, direct or indirect, exists between the Company, on the one hand, and the directors, officers, stockholders, partners, tenants, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(43) Proprietary Trading by the Agents and the Forward Purchasers. The Company acknowledges and agrees that each Agent and Forward Purchaser has informed the Company that such Agent or Forward Purchaser may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by such Agent or Forward Purchaser in a separate agreement.

(44) Actively Traded Security. The Common Stock are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(45) Cybersecurity. (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(46) Confirmations. The Company has and, on the date of each Confirmation, will have the full right, power and authority to execute and deliver such Confirmation and to perform its obligations thereunder; all action required to be taken for the due and proper authorization, execution and delivery of such Confirmation shall have been taken by the Company. On the date of each Confirmation, the consummation of the transactions contemplated thereby will have been duly and validly taken such that such Confirmation will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity thereunder may be limited by applicable law and public policy. Each Confirmation conforms and, on the date of each Confirmation, will conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(47) Confirmation Securities. Shares of Common Stock to be issued, sold and/or delivered by the Company pursuant to any Confirmation (“Confirmation Securities”) have been duly authorized by the Company for issuance, sale and/or delivery to the applicable Forward Purchaser or an affiliate thereof pursuant to such Confirmation and, when issued and/or delivered by the Company in accordance with such Confirmation upon payment of any consideration required by such Confirmation, will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus; the issuance, sale and/or delivery of such Confirmation Securities are not and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of Confirmation Securities will be subject to personal liability by reason of being such a holder. The certificates to be used to evidence the Confirmation Securities will, at any Settlement Date (as defined in the applicable Confirmation), be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and by-laws of the Company and the requirements of the NYSE. The issuance, sale and/or delivery by the Company of Confirmation Securities to a Forward Purchaser or an affiliate thereof pursuant to any Confirmation in accordance with the terms thereof and the delivery by such Forward Purchaser or an affiliate thereof of such Confirmation Securities, during the term of and at any settlement of such Confirmation, to close out open borrowings of Common Stock created in the course of the hedging activities by such Forward Purchaser or an affiliate thereof relating to such Forward Purchaser’s exposure under such Confirmation, do not and will not require registration under the Securities Act.

(b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Agents, the Forward Purchasers or their counsel shall be deemed a representation and warranty by the Company to the Agents and the Forward Purchasers as to the matters covered thereby.

SECTION 6. Sale and Delivery; Settlement. (a) Sale of Securities. The Company acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling Securities; (ii) no Agent will incur liability or obligation to the Company or any other person or entity if it does not sell Securities for any reason other than a failure by an Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities as required under this Agreement; and (iii) no Agent shall be under any obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by an Agent in a separate agreement (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Securities will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Primary Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the applicable Agent at which such Primary Securities were sold, after deduction for (i) such Agent’s commission, discount or other compensation for such sales payable by the Company, (ii) any other amounts due and payable by the Company to such Agent hereunder and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Primary Securities. On or before each applicable Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Primary Securities being sold by crediting the applicable Agent’s or its designee’s account (provided that such Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, such Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company at least one Business Day prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Primary Securities on a Settlement Date, then the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold such Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to such Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Agents may request in writing at least one full Business Day before the Settlement Date. The certificates for the Securities will be made available for examination and packaging by the applicable Agent in The City of New York not later than noon New York City time on the Business Day prior to the Settlement Date. The Company or the Forward Purchaser (or an affiliate thereof), as applicable, shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless such Agent shall otherwise instruct.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement, the Maximum Amount, (B) the amount of authorized Common Stock under the Company’s charter, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agents and the Forward Purchasers in writing. Under no circumstances shall the Company cause or request the offer and sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agents and the Forward Purchasers in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in this Agreement, exceed the Maximum Amount.

(f) Limitations on Number of Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall be effected by or through, on any single given day, only one Agent, and the Company shall in no event request that more than one Agent sell Securities on the same day.

(g) Limitations on Offers and Sales.

(1) If a Forward Purchaser or an affiliate thereof determines that (i) it or its affiliate is unable to borrow and deliver a number of Forward Hedge Securities or (ii) a Stock Borrow Event (as defined in the applicable Confirmation) would occur, then the related Agent, as forward seller, shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell only the aggregate number of Forward Hedge Securities that such Forward Purchaser or an affiliate thereof is able to so borrow below such cost. For the avoidance of doubt, the obligations of any Agent hereunder with respect to the offer or sale of any of Forward Hedge Securities shall be subject to the related Confirmation being effective and not having been terminated. In the event of a conflict between the terms of this Agreement and Confirmation, then the terms of such Confirmation shall control.

(2) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to the Agents and the Forward Purchasers given by telephone (confirmed promptly by facsimile transmission or email), shall promptly cancel any instructions for the offer or sale of any Securities, and such Agent shall not be obligated to offer or sell any Securities, and the Company shall not enter into any Confirmation, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (ii) during the period beginning on the 14th day prior to the date (each, an “Announcement Date”) on which the Company shall issue or make a press release containing, or public announcement of, its earnings, revenues or other results of operations for such fiscal year or fiscal quarter (each, an “Earnings Announcement”), and ending on the time that is 24 hours after the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q for such fiscal year or quarter, as applicable, is filed with the Commission (each, a “Filing Time”).

(h) Recommencement of Offers and Sales. If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to such Agent and, if applicable, such Forward Purchaser (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking information and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and, if applicable, such Forward Purchaser, and obtain the consent of such Agent and, if applicable, such Forward Purchaser, to such filing thereof (such consent not to be unreasonably withheld), (ii) provide such Agent and, if applicable, such Forward Purchaser, with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(p), (q), (r) and (s) respectively, (iii) afford such Agent and, if applicable, such Forward Purchaser, the opportunity to conduct a due diligence review in accordance with Section 7(n) and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 and (B) this Section 6(h) shall in no way affect or limit the operation of the provisions of clause (1) of Section 6(g), which shall have independent application.

(i) Deemed Representations. At each Applicable Time, Settlement Date, Registration Statement Amendment Date (as defined below), the date on which the Company files with the Commission an annual report on Form 10-K or a quarterly report on Form 10-Q, or on any date an Agent may so request (provided that such Agent shall not make such a request during any period that the Company is not and will not be selling any Securities), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. “Registration Statement Amendment Date” shall mean each date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Securities, (2) in connection with the filing of a prospectus supplement that contains solely the information with regard to the number of Securities sold to or through an Agent under this Agreement, the net proceeds received by the Company pursuant to this Agreement and each Confirmation and the compensation paid by the Company to an Agent with respect to sales of Securities in an Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Securities were made through an Agent under this Agreement, (3) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the Exchange Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)). Any obligation of an Agent to use its commercially reasonable efforts to sell the Securities shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 9 of this Agreement.

SECTION 7. Covenants of the Company. The Company covenants with the Agents and the Forward Purchasers as follows:(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 7(b) and 7(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents and the Forward Purchasers as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Securities, as to which the Company will only be obligated to notify the applicable Agent(s)), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with any offering of Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as practicable. In the event of any issuance of a notice of objection by the Commission, the Company will take all action reasonably necessary to permit offers and sales of Securities by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Securities prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the gross offering price or number of Securities that may be offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of sales and/or delivery of Securities and Confirmation Securities as contemplated in this Agreement, any Confirmation, the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents and the Forward Purchasers or counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, by the filing of any document incorporated by reference therein, in order to comply with the requirements of the Securities Act or the Exchange Act, the Company will promptly and at its expense (A) give the Agents and the Forward Purchasers or, in the case of an offer and sale of Securities to the applicable Agent(s) as principal, such Agent(s), written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents and the Forward Purchasers or such Agent(s), as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents and the Forward Purchasers or such Agent(s), as the case may be, or their counsel shall reasonably object.

(c) Filing or Use of Amendments and Supplements. The Company will give the Agents and the Forward Purchasers or, in the case of an offer and sale of Securities to the applicable Agent(s) as principal, such Agent(s) written notice of its intention to file or use any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities, unless related to an offering of Securities), whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Agents and the Forward Purchasers or such Agent(s), as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents, the Forward Purchasers or such Agent(s), as the case may be, or their counsel shall reasonably object.

(d) Delivery of Registration Statements. The Company has furnished or will deliver to the Agents, the Forward Purchasers and their counsel, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents, the Forward Purchasers and their counsel will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company will furnish to the Agents and the Forward Purchasers or, in the case of an offer and sale of Primary Securities to the applicable Agent(s) as principal, such Agent(s), without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 under the Securities Act (“Rule 172”), would be) required by the Securities Act to be delivered in connection with any offer or sale of Securities, such number of copies of the Prospectus (as amended or supplemented) as any Agent, any Forward Purchaser or such Agent(s), as the case may be, may reasonably request. The Company will also furnish, upon request of any Agent, any Forward Purchaser or such Agent(s), as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Securities were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section 7(e) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the Securities Act to be delivered in connection with any offer or sale of Securities, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods prescribed by, and meeting the requirements of, the Exchange Act.

(g) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agent(s) and the applicable Forward Purchaser(s), it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated and agrees that it will treat each such free writing prospectus consented to by the applicable Agent(s) and the applicable Forward Purchaser(s) as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agent(s) and the applicable Forward Purchaser(s) and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents and the Forward Purchasers or, in the case of an offer and sale of Securities to the applicable Agent(s) as principal, such Agent(s), to qualify the Securities and any Confirmation Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as any Agent, any Forward Purchaser or any such Agent(s), as the case may be, may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities contemplated by this Agreement or the issuance, sale and/or delivery of any Confirmation Securities pursuant to any Confirmation; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(j) Use of Proceeds. The Company will use the Net Proceeds and the net proceeds received in connection with the settlement of each Confirmation in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(k) Listing. During any period in which the Prospectus relating to the Securities is required to be delivered by the Agents under the Securities Act with respect to a pending sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its reasonable efforts to effect and maintain the listing of the Securities and any Confirmation Securities on the NYSE, subject only to notice of issuance.

(l) Notice of Other Sales. From the time the Company issues a Placement Notice until the settlement for sales of all Securities remaining under such Placement Notice (as amended by the corresponding Acceptance, if applicable), the Company will not, without (i) giving the Agents and the Forward Purchasers at least two Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) any Agent or any Forward Purchaser suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by such Agent or such Forward Purchaser in light of the proposed sale, (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, except as provided hereunder, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than (x) the Common Stock to be offered and sold through any Agent pursuant to this Agreement or to any Agent pursuant to any terms agreement relating to this Agreement or any Confirmation Shares to be issued, sold and/or delivered pursuant to any Confirmation, (y) with respect to and/or pursuant to employee stock incentive plans or long-term incentive plans, or upon the exercise, conversion or exchange of options or convertible or exchangeable securities, in each case described in the Company’s reports filed with the Commission under the Exchange Act, or (z) with respect to shares issued pursuant to any dividend reinvestment or employee share purchase plan described in the Company’s reports filed with the Commission under the Exchange Act).

(m) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to submit a Placement Notice or otherwise have Securities be sold, advise the Agents and the Forward Purchasers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents and the Forward Purchasers pursuant to this Agreement.

(n) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by any Agent, any Forward Purchaser or their counsel in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as they may reasonably request.

(o) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Securities sold to or through the Agents, the number of Confirmation Securities issued, sold and/or delivered pursuant to each Confirmation, the net proceeds to the Company and the compensation payable by the Company with respect to such sales and deliveries, in each case during such fiscal quarterly period, and the total number of remaining Confirmation Securities issuable by the Company under each outstanding Confirmation as of the last day of such fiscal quarterly period.

(p) Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(A) files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(B) files an annual report on Form 10-K under the Exchange Act, or an amendment thereto containing financial information;

(C) files a quarterly report on Form 10-Q under the Exchange Act; or

(D) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and

(2) at any other time reasonably requested by an Agent or a Forward Purchaser (each such date of filing of one or more of the documents referred to in clauses (1)(A) through (D) and any time of request pursuant to this Section 7(p) shall be a “Representation Date”), the Company shall furnish the Agents and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit F within three Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(p) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently wishes that Securities be sold following a Representation Date when the Company relied on such waiver and did not provide the Agents and the Forward Purchasers with a certificate under this Section 7(p), then before the Company delivers the Placement Notice or an Agent sells Securities, the Company shall provide the Agents and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit F, dated the date of such Placement Notice, as applicable.

(q) Company Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to the Agents and the Forward Purchasers the written opinion of Hogan

Lovells US LLP (“Company Counsel”), or other counsel reasonably satisfactory to the Agents and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents, the Forward Purchasers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Agents and the Forward Purchasers with a letter (a “Reliance Letter”) to the effect that the Agents and Forward Purchasers may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r) Agents’ and Forward Purchasers’ Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Agents and the Forward Purchasers shall have received such written opinion or opinions of Sidley Austin LLP, counsel for the Agents and the Forward Purchasers, dated as of such date, in form and substance satisfactory to the Agents and the Forward Purchasers, with respect to such matters as the Agents and the Forward Purchasers may reasonably request, and the Company shall have furnished to such counsel such documents as it reasonably requests for the purpose of enabling it to pass upon such matters; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Agents and the Forward Purchasers with a Reliance Letter to the effect that the Agents and the Forward Purchasers may rely on a prior opinion delivered under this Section 7(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(s) Comfort Letters. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letters are delivered, in form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to the Agents in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(t) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be offered and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be offered and sold pursuant to this Agreement other than the Agents; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(u) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

(v) Regulation M. In the event the Securities cease to be an “actively traded security” exempt from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule, the Company will notify the Agents and the Forward Purchasers of such change as soon as practicable.

(w) REIT Qualification. The Company will use its best efforts to meet the requirements to continue to qualify for taxation as a REIT, for its taxable year ending December 31, 2023 and the Company will use its best efforts to continue to meet the requirements to qualify for taxation as a REIT under the Code thereafter until the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to qualify as a REIT.

(x) Refusal to Purchase. If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Sections 5(a)(1)-(4) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as the result of an offer to purchase solicited by an Agent the right to refuse to purchase and pay for such Securities.

(y) Proprietary Trading by the Agents. The Company consents, to the extent permitted under the Securities Act and the Exchange Act, to the Agents, the Forward Purchasers and their respective affiliates trading in the Common Stock for their own account and for the account of their clients at the same time as sales and/or deliveries of Securities occur pursuant to this Agreement and of any Confirmation Securities occur pursuant to any Confirmation.

(z) Reservation of Securities. The Company agrees to reserve and keep available sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Stock, of the maximum aggregate (i) value of Securities duly authorized for issuance pursuant to the terms of this Agreement and (ii) number of shares of Common Stock issuable upon settlement of each Confirmation.

(aa) Compliance with the Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(bb) Absence of Manipulation. Except as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities or a violation of Regulation M under the Exchange Act.

(cc) Renewal Deadline. If any Securities remain unsold prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement has not terminated and a prospectus is required to be delivered or made available by an Agent under the Securities Act or the Exchange Act in connection with the sale of any Securities, then the Company will, prior to the Renewal Deadline, file, if it is eligible to do so, a new automatic shelf registration statement relating to the Securities, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers. If the Company is not eligible to file an automatic shelf registration statement at such time, then the Company will, prior to the Renewal Deadline, file a new shelf registration statement on the proper form relating to the Securities, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, and use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective as promptly as practicable after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(dd) Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Securities purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Securities, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

SECTION 8. Payment of Expenses. (a) Expenses. The Company covenants and agrees with the Agents and the Forward Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of Company Counsel and the Company’s accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filings of the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Agents and the Forward Purchasers, (ii) the cost of printing or producing this Agreement, any Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities, (iii) all expenses in connection with the qualification of the Securities and any Confirmation Securities for offering and sale under state securities laws as provided in Section 7(h) hereof, including the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection with such qualification and in connection with any Blue Sky survey, (iv) all fees and expenses in connection with listing the Securities and any Confirmation Securities on the NYSE, and any stock or transfer taxes and stamp or similar duties on the issuance and listing of the Securities and any Confirmation Securities, (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, any required review by FINRA of the terms of the sale of the Securities (not to exceed an aggregate $5,000 combined for the Agents (excluding filing fees)), (vi) the cost of preparing stock certificates, (vii) the cost and charges of any transfer agent or registrar, (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder or under any Confirmation which are not otherwise specifically provided for in this Section 8 and (ix) if Securities having an aggregate offering price of $75,000,000 or more have not been offered and sold under this Agreement by the thirty-six-month anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agents and the Forward Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers incurred by the Agents and the Forward Purchasers in connection with the transactions contemplated by this Agreement (the “Expenses”); provided that the Company shall not be obligated to reimburse any Expenses pursuant to this Agreement in excess of $150,000 in the aggregate. If such Expenses pursuant to this Agreement are in excess of the $150,000 limit of reimbursement, each Agent and each Forward Purchaser under this Agreement shall be reimbursed for its pro rata share (based on the aggregate offering price of Securities sold by each Agent pursuant to this Agreement as of the Determination Date) of up to $150,000 of such Expenses. The Expenses shall be due and payable by the Company to the Agents within five Business Days of the Determination Date.

(b) Termination of Agreement. If this Agreement is terminated by an Agent or the Company in accordance with the provisions of this Agreement, then the Company shall reimburse such Agent and, if applicable, such Forward Purchaser for all of its Expenses in connection with the transactions contemplated by this Agreement, unless Securities having an aggregate offering price of $75,000,000 or more have previously been offered and sold under this Agreement; provided that the Company shall not be obligated to reimburse any Expenses pursuant to this Agreement in excess of $150,000 in the aggregate.

SECTION 9. Conditions of the Agents’ Obligations. The obligations of the Agents hereunder will be subject, in their discretion, to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, at each Representation Date and at each Trade Date (as defined in each applicable Confirmation), to the performance by the Company of its covenants and other obligations hereunder and thereunder, as applicable, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable), and (ii) the sale of all Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable). The Company shall have paid the required filing fees related to the Securities and any Confirmation Securities.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities or Confirmation Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Opinion of Counsel for the Company. The Agents and the Forward Purchasers shall have received the favorable opinion of Hogan Lovells US LLP, or other counsel for the Company reasonably satisfactory to the Agents and the Forward Purchasers, required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(d) Opinion of Counsel for the Agents and the Forward Purchasers. The Agents and the Forward Purchasers shall have received the favorable opinion of Sidley Austin LLP, counsel for the Agents and the Forward Purchasers, required to be delivered pursuant to Section 7(r) on or before the date on which delivery of such opinion is required pursuant to Section 7(r).

(e) Representation Certificate. The Agents and the Forward Purchasers shall have received the certificate required to be delivered pursuant to Section 7(p) on or before the date on which delivery of such certificate is required pursuant to Section 7(p).

(f) Accountants’ Comfort Letters. The Agents shall have received the Comfort Letters required to be delivered pursuant Section 7(s) on or before the date on which such delivery of such Comfort Letters is required pursuant to Section 7(s).

(g) Approval for Listing. The Securities and any Confirmation Securities shall have been, or will be prior to the sale thereof, approved for listing on the NYSE, subject only to official notice of issuance.

(h) No Suspension. Trading in the Common Stock shall not have been suspended on the NYSE.

(i) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(p), counsel for the Agents and the Forward Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling it to deliver the opinion contemplated by Section 7(r) of this Agreement, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, then this Agreement may be terminated by the applicable Agent(s) or the applicable Forward Purchaser(s) by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification. (a) Indemnification by the Company of the Agents and the Forward Purchasers. The Company agrees to indemnify and hold harmless the Agents, the Forward Purchasers, their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), their selling agents and each person, if any, who controls such Agent or such Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company;

(3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents and the Forward Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(b) Indemnification of the Agents. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Agent Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a), counsel for the indemnified parties shall be selected by the Agents and the Forward Purchasers, and, in the case of parties indemnified pursuant to Section 10(b), counsel for the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel for the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel for the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agent(s) and the applicable Forward Purchaser(s), on the other hand, from the applicable offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agent(s) and the applicable Forward Purchaser(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.The relative benefits received by the Company, on the one hand, and the applicable Agent(s) and the applicable Forward Purchaser(s), on the other hand, in connection with the applicable offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from such offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Securities sold through any of the applicable Agents, as forward sellers in connection with the related Confirmation(s), in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the Confirmation Securities under such Confirmation(s), assuming that the aggregate amount payable by the related Forward Purchaser to the Company for such Confirmation Securities is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Securities through such Agent), on the one hand, and the commission received by the applicable Agent(s) and the aggregate net Spread (as defined in the applicable Confirmation(s) (net of any commercially reasonable related hedging and other costs) received by the applicable Forward Purchaser(s)), on the other hand, bear to the aggregate price of the Securities sold pursuant to this Agreement.

The relative fault of the Company, on the one hand, and the applicable Agent(s) and the applicable Forward Purchaser(s), on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the applicable Agent(s) and the applicable Forward Purchaser(s), on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the applicable Agent(s) and the applicable Forward Purchaser(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, no Agent shall be required to contribute any amount in excess of the commission received by such Agent in connection with the Securities sold through it pursuant to this Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls an Agent or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and an Agent’s or a Forward Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Agent or Forward Purchaser, as applicable, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of an Agent, a Forward Purchaser or their respective affiliates, selling agents, officers or directors or any person controlling such party, the Company or its officers or its directors, or any person controlling the Company, and (ii) delivery of and payment for Securities or any Confirmation Securities.

SECTION 13. Termination of Agreement. (a) Termination; General. An Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE MKT, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or, with respect to Clearstream Banking S.A., or Euroclear Bank SA/NV, systems in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving one Business Day’s notice to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by the Agents. Each Agent shall have the right, by giving one Business Day’s notice as hereinafter specified to terminate this Agreement, solely as to itself, in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the offering and sale of all of the Securities to or through the Agents on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the Maximum Amount.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Section 13(a), (b), (c), or (d) or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents and the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Securities, then such Securities shall settle in accordance with the provisions of this Agreement. And, if a Pricing Supplement (as defined in the relevant Confirmation) has not been executed and delivered on or prior to such date, then the provisions of this Agreement as they relate to the applicable Confirmation shall survive such termination until such time as such Pricing Supplement has been executed and delivered pursuant to such Confirmation.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Agents shall be directed to:

BMO Capital Markets Corp.

Equity-Linked Capital Markets

151 W 42nd Street 32nd Floor New York, NY 10036

Attention: Brian Riley

Telephone: (212) 605-1414

Facsimile: (212) 885-4165

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: ATM Execution Team

Email: dg.atm_execution@bofa.com

Facsimile: (646) 855-3073

Capital One Securities, Inc.

299 Park Avenue, 31st Floor

New York, New York 10171

Attn: Phil Winiecki

Huntington Securities, Inc.

41 South High Street

Columbus, Ohio 43287

Attention: Equity Capital Markets

J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, New York 10179

Attention: Sanjeet Dewal

Facsimile: (212) 622-8783

Email: sanjeet.s.dewal@jpmorgan.com

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Regions Securities LLC

615 South College Street, Suite 600,

Charlotte, North Carolina 28202

Attention: Equity Capital Markets Desk

Email: ECMDesk@regions.com

Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore, Maryland 21202

Attn: Syndicate Department

Email: SyndProspectus@stifel.com

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Department and the Special Equities Desk

Facsimile: (212) 214-5918

Notices to the Forward Purchasers shall be directed to:

Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5 Canada

Attention: Manager, Derivatives Operations

Facsimile: (416) 552-7904

Telephone: (416) 552-4177

With a Copy to:

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X 1A1 Canada

Attention: Associate General Counsel & Managing Director, Derivatives Legal Group

Facsimile: (416) 956-2318

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Attention: Rohan Handa

Email: rohan.handa@bofa.com

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

EDG Marketing Support

E-mail: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention: Sanjeet Dewal

E-mail: sanjeet.s.dewal@jpmorgan.com

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Regions Securities LLC

615 South College Street, Suite 600,

Charlotte, North Carolina 28202

Attention: Equity Capital Markets Desk

Email: ECMDesk@regions.com

Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Department and the Special Equities Desk

Email: CorporateDerivativeNotifications@wellsfargo.com

Notices to the Company shall be directed to:

National Health Investors, Inc.

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

Attention: Chief Financial Officer

Email: jlspaid@nhireit.com

Fax: 1-615-225-3030

SECTION 15. Parties. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers, their respective Affiliates, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, their respective Affiliates, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Agents shall be deemed to be a successor by reason merely of such purchase.

(b) An entity acting as a Forward Purchaser (the “Previous Forward Purchaser”) may, without the consent of the other parties hereto, designate an Affiliate to replace it as Forward Purchaser (the “New Forward Purchaser”), in which case, from the date of such designation, the New Forward Purchaser shall for all the purposes of this Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as assignee of the Previous Forward Purchaser); provided, that the Previous Forward Purchaser and such Affiliate shall have entered into a written agreement evidencing such assignment by the Previous Forward Purchaser and then acceptance of such assignment and the assumption of such obligations by such Affiliate.

SECTION 16. Adjustments for Stock Splits. The parties acknowledge and agree that all stock related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 19. Effect of Headings. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) (i) each purchase and sale of Securities pursuant to this Agreement and the issuance, sale and/or delivery of Confirmation Securities pursuant to any Confirmation, including the determination of the respective public offering prices of Securities, if any, and any related fees and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and/or the Forward Purchasers, on the other hand; (ii) no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents and the Forward Purchasers, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agents or the Forward Purchasers have advised or are advising the Company on other matters; and (iii) the Agents and the Forward Purchasers have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Agents and the Forward Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent the Company has deemed appropriate;

(d) it is aware that the Agents, the Forward Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and the Agents and the Forward Purchasers have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against the Agents or the Forward Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agents and the Forward Purchasers shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

SECTION 21. Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 23. Recognition of the U.S. Special Resolution Regimes. In the event that any Agent or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.In the event that any Agent or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of foregoing two paragraphs, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 24. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the parties hereto in accordance with its terms.

Very truly yours,

NATIONAL HEALTH INVESTORS, INC.

By:	/s/ John L. Spaid
Name: John L. Spaid
Title: Chief Financial Officer

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the

    date first above written:

BMO Capital Markets Corp.		KeyBanc Capital Markets Inc.

By:	/s/ Matthew Coley	By:	/s/ Mark Barath
	Name: Matthew Coley		Name: Mark Barath
	Title: Associate Director, Payment & Securities Operations		Title: Director, Equity Capital Markets

BofA Securities, Inc.		Regions Securities LLC

By:	/s/ Gray Hampton	By:	/s/ Edward L. Armstrong
	Name: Gray Hampton		Name: Edward L. Armstrong
	Title: Managing Director		Title: Managing Director - ECM

Capital One Securities, Inc.		Stifel, Nicolaus & Company, Incorporated

By:	/s/ Phillip Winiecki	By:	/s/ Chad Gorsuch
	Name: Phillip Winiecki		Name: Chad Gorsuch
	Title: Managing Director		Title: Managing Director

Huntington Securities, Inc.		Wells Fargo Securities, LLC

By:	/s/ Peter Dippolito	By:	/s/ Elizabeth Alvarez
	Name: Peter Dippolito		Name: Elizabeth Alvarez
	Title: Senior Managing Director		Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

As Agents

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the

    date first above written:

Bank of Montreal		KeyBanc Capital Markets Inc.

By:	/s/ Matthew Coley	By:	/s/ Mark Barath
	Name: Matthew Coley		Name: Mark Barath
	Title: Associate Director, Payment & Securities Operations		Title: Director, Equity Capital Markets

Bank of America, N.A.		Regions Securities LLC

By:	/s/ Rohan Handa	By:	/s/ Edward L. Armstrong
	Name: Rohan Handa		Name: Edward L. Armstrong
	Title: Managing Director		Title: Managing Director - ECM

JPMorgan Chase Bank, National Association		Wells Fargo Bank, National Association

By:	/s/ Sanjeet Dewal	By:	/s/ Elizabeth Alvarez
	Name: Sanjeet Dewal		Name: Elizabeth Alvarez
	Title: Managing Director		Title: Managing Director

As Forward Purchasers, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]

Subject: Equity Distribution—Placement Notice

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among National Health Investors, Inc. (the “Company”), the Agents and the Forward Purchasers, dated March 16, 2023 (the “Agreement”), I hereby request on behalf of the Company that [            ] sell Securities on consistent with the following terms:

Manner of Sale:	Agent to act as [principal][sales agent for the Company][forward seller for the related Forward Purchaser]
Minimum number of Securities to be sold:	[•]
First day of sales:	[•]
Last day of sales:	[•]
Hedge completion date deadline:	[•]
Aggregate maximum [number of shares][gross sales price of shares] to be sold:	[$][•]
Minimum price per share[1]:	$[•]
Commission:	[•]%
Spread:	[•]%
Stock Loan Fee:	[•]%
Stock Borrow Event threshold:	[•]%
Maturity Date:	[•], 20[•]
Threshold amount:	$[•]
Forward Price Reduction Dates / Amounts ($):	[•], 20[•] / $[•] [•], 20[•] / $[•] [•], 20[•] / $[•] [•], 20[•] / $[•]
Any other limitation on number of Securities to be sold:	[•]
Other deviations from form of Confirmation:	[•]

Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement or the Form of Registered Forward Confirmation set forth in Exhibit G to the Agreement.

[1]	Adjustable by the Company until the forward hedge completion date deadline.

Exh. A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

COMPANY

National Health Investors, Inc.:

D. Eric Mendelsohn: emendelsohn@nhireit.com

John Spaid: jlspaid@nhireit.com

AGENTS

BMO Capital Markets Corp.:

Eric Benedict: Eric.Benedict@bmo.com

Brian Riley: Brian1.Riley@bmo.com

Maurice Joshua: Maurice.Joshua@bmo.com

Jake Doherty: Jake.Doherty@bmo.com

Steven DeVilbiss: Steven.Devilbiss@bmo.com

BofA Securities, Inc.:

Gray Hampton: gray.w.hampton@bofa.com

Andreas Apostolatos: andreas.apostolatos@bofa.com

Matt Warren: matthew.g.warren@bofa.com

Dan Kelly: dkelly8@bofa.com

Christine Roemer: christine.roemer@bofa.com

Rohan Handa: rohan.handa@bofa.com

Lillian Guo: lillian.guo@bofa.com

Catherine Sawkins: catherine.sawkins@bofa.com

Alana Bortman: alana.bortman@bofa.com

So Young Lee: soyoung.lee@bofa.com

Capital One Securities, Inc.:

Phil Winiecki: phil.winiecki@capitalone.com

Sean Benoit: sean.benoit@capitalone.com

Huntington Securities, Inc.:

Peter Dippolito: peter.dippolito@huntington.com

Ryan Azbell: ryan.d.azbell@huntington.com

Equity Capital Markets: equitycapitalmarkets@huntington.com

J.P. Morgan Securities LLC:

Sanjeet Dewal (sanjeet.s.dewal@jpmorgan.com)

Brett Chalmers (brett.chalmers@jpmorgan.com)

Ara Movsesian (ara.movsesian@jpmorgan.com)

Jemil Salih (jemil.d.salih@jpmorgan.com)

KeyBanc Capital Markets Inc.:

Mark Koster: mkoster@key.com

Mark Barath: mbarath@key.com

Michael Jones: michael.c.jones@key.com

John Salisbury: john.salisbury@key.com

Exh. B-1

Regions Securities LLC:

Brit Stephens: brit.stephens@regions.com

Ed Armstrong: ed.armstrong@regions.com

Matthew Stewart: matthew.stewart@regions.com

Scott Williams: scott.williams2@regions.com

Stifel, Nicolaus & Company, Incorporated:

Chad Gorsuch: cmgorsuch@stifel.com

Steve Zimmerman: zimmermans@stifel.com

Dan Covatta: dcovatta@stifel.com

Mark White: whitem@stifel.com

Wells Fargo Securities, LLC:

Michael Ortale: Michael.Ortale@wellsfargo.com

Chris Flouhouse: chris.flouhouse@wellsfargo.com

Nick Gorman: Nicholas.J.Gorman@wellsfargo.com

Jennifer Lynch: Jennifer.R.Lynch@wellsfargo.com

Billy O’Connell: william.oconnell@wellsfargo.com

Josie Callanan: Josie.callanan@wellsfargo.com

FORWARD PURCHASERS

Bank of Montreal

Eric Benedict: Eric.Benedict@bmo.com

Brian Riley: Brian1.Riley@bmo.com

Maurice Joshua: Maurice.Joshua@bmo.com

Jake Doherty: Jake.Doherty@bmo.com

Steven DeVilbiss: Steven.Devilbiss@bmo.com

Bank of America, N.A.

Gray Hampton: gray.w.hampton@bofa.com

Andreas Apostolatos: andreas.apostolatos@bofa.com

Matt Warren: matthew.g.warren@bofa.com

Dan Kelly: dkelly8@bofa.com

Christine Roemer: christine.roemer@bofa.com

Rohan Handa: rohan.handa@bofa.com

Lillian Guo: lillian.guo@bofa.com

Catherine Sawkins: catherine.sawkins@bofa.com

Alana Bortman: alana.bortman@bofa.com

So Young Lee: soyoung.lee@bofa.com

JPMorgan Chase Bank, National Association

Sanjeet Dewal (sanjeet.s.dewal@jpmorgan.com)

Brett Chalmers (brett.chalmers@jpmorgan.com)

Ara Movsesian (ara.movsesian@jpmorgan.com)

Jemil Salih (jemil.d.salih@jpmorgan.com)

Exh. B-2

KeyBanc Capital Markets Inc.

Mark Koster: mkoster@key.com

Mark Barath: mbarath@key.com

Michael Jones: michael.c.jones@key.com

John Salisbury: john.salisbury@key.com

Regions Securities LLC

Brit Stephens: brit.stephens@regions.com

Ed Armstrong: ed.armstrong@regions.com

Matthew Stewart: matthew.stewart@regions.com

Scott Williams: scott.williams2@regions.com

Wells Fargo Bank, National Association

Michael Ortale: Michael.Ortale@wellsfargo.com

Chris Flouhouse: chris.flouhouse@wellsfargo.com

Nick Gorman: Nicholas.J.Gorman@wellsfargo.com

Jennifer Lynch: Jennifer.R.Lynch@wellsfargo.com

Billy O’Connell: william.oconnell@wellsfargo.com

Josie Callanan: Josie.callanan@wellsfargo.com

Corporate Equity Derivatives: CorporateDerivativeNotifications@wellsfargo.com

Exh. B-3

EXHIBIT C

COMPENSATION

The compensation payable to an Agent, as agent for the Company, for sales of Securities shall be at a rate agreed upon by the Company and such Agent not to exceed 1.50% of the gross sales price for such Securities, and the exact amount shall be agreed at each time the Company provides instructions for the offer and sale of such Securities. The compensation payable to an Agent, as forward seller, for sales of Securities shall be at a rate agreed upon by the Company, such Agent and the related Forward Purchaser not to exceed 1.50% of the gross sales price for such Securities, and the exact amount shall be agreed at each time the Company provides instructions for the offer and sale of such Securities. For the avoidance of doubt, the compensation payable to such Agent, as forward seller, for sales of Securities shall be reflected in a reduction of the Initial Forward Price (as defined in the applicable Confirmation) equal to the agreed upon percentage.

Exh. C-1

EXHIBIT D

SUBSIDIARIES

1.	NHI/REIT, Inc.
2.	Florida Holdings IV, LLC
3.	Inchin Along, LLC
4.	NHI REIT of Alabama, L.P.
5.	NHI-REIT of Arizona, Limited Partnership
6.	NHI-REIT of California, LP
7.	NHI/REIT of Florida, L.P.
8.	NHI-REIT of Georgia, L.P.
9.	NHI-REIT of Idaho, L.P.
10.	NHI-REIT of Missouri, LP
11.	NHI-REIT of South Carolina, L.P.
12.	NHI-REIT of Virginia, L.P.
13.	NHI/Anderson, LLC
14.	NHI/Laurens, LLC
15.	Texas NHI Investors, LLC
16.	NHI-REIT of Oregon, LLC
17.	NHI-REIT of Florida, LLC
18.	NHI-REIT of Maryland, LLC
19.	NHI-REIT of Minnesota, LLC
20.	NHI-REIT of Tennessee, LLC
21.	NHI Selah Properties, LLC
22.	NHI-REIT of Northeast, LLC
23.	NHI-REIT of Wisconsin, LLC
24.	NHI-REIT of Ohio, LLC
25.	NHI-REIT of Washington, LLC
26.	NHI-REIT of Next House, LLC
27.	NHI-SS TRS, LLC
28.	NHI-Bickford RE, LLC
29.	Care YBE Subsidiary LLC
30.	Myrtle Beach Retirement Residence, LLC
31.	Voorhees Retirement Residence, LLC
32.	NHI-REIT of Axel, LLC
33.	NHI-REIT of Michigan, LLC
34.	NHI-REIT of Seaside, LLC
35.	NHI-REIT of Bickford, LLC
36.	NHI-REIT of Evergreen, LLC
37.	NHI-REIT of North Carolina, LLC
38.	NHI-REIT of TX-IL, LLC
39.	NHI-REIT of CCWH, LLC
40.	NHI-REIT of DSL PropCo, LLC
41.	NHI-REIT of Colorado, LLC
42.	NHI-REIT of Indiana, LLC
43.	NHI-LCS TRS LLC
44.	NHI-LCS JV I LLC
45.	Timber Ridge OpCo LLC
46.	NHI-REIT of Oklahoma, LLC
47.	NHI-REIT of DSL PropCo II, LLC
48.	NHI-Discovery I TRS, LLC
49.	NHI-Merrill I TRS, LLC
50.	NHI PropCo Member LLC

Exh. D-1

EXHIBIT E

Exh. E-1

EXHIBIT F

FORM OF OFFICER’S CERTIFICATE

The undersigned, D. Eric Mendelsohn, the duly qualified and elected President and Chief Executive Officer of National Health Investors, Inc., a Maryland corporation (the “Company”), does hereby certify on behalf of the Company, pursuant to Section 7(p) of the Equity Distribution Agreement, dated March 16, 2023 (the “Agreement”), among the Company, each of BMO Capital Markets Corp., BofA Securities, Inc., Capital One Securities, Inc., Huntington Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC (collectively, the “Agents” ) and each of Bank of Montreal, Bank of America, N.A., JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Regions Securities LLC and Wells Fargo Bank, National Association (collectively, the “Forward Purchasers”), that to the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or material adverse effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement and each Confirmation at or prior to the date hereof (other than those conditions waived by the Agents and the Forward Purchasers).

Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Agreement.

NATIONAL HEALTH INVESTORS, INC.

By:
Name:	D. Eric Mendelsohn
Title:	President and Chief Executive Officer

Exh. F-1

EXHIBIT G

FORM OF ATM FORWARD CONFIRMATION

Exh. G-1